UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                         ------------------------------

                                    FORM 8-K

                         ------------------------------

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 17, 2008


                         ------------------------------

                           PARAGON TECHNOLOGIES, INC.
                 (Exact Name of Registrant as Specified in Charter)

                         ------------------------------


           DELAWARE                      1-15729               22-1643428
(State or Other Jurisdiction of  (Commission File Number)   (I.R.S. Employer
         Incorporation)                                   Identification Number)


                  600 KUEBLER ROAD, EASTON, PENNSYLVANIA 18040
                    (Address of Principal Executive Offices)


                                 (610) 252-3205
              (Registrant's Telephone Number, Including Area Code)


          (Former name or former address, if changed since last report)

                         ------------------------------



Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act

This Current Report on Form 8-K is filed by Paragon Technologies, Inc., a Delaware corporation ("Paragon" or the "Company"), in connection with the matters described herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 17, 2008, Messrs. Robert J. Blyskal and Anthony W. Schweiger resigned as directors of the Company, effective immediately. Mr. Blyskal served as a member of the Company's Audit Committee. Mr. Schweiger served as the Chairman of the Company's Audit Committee and a member of the Company's Nominating Committee and the Compensation Committee. Messrs. Blyskal and Schweiger resigned as directors of the Company as a result of strategic differences with a majority of the directors of the Company.

Copies of the written correspondence from Mr. Blyskal and Mr. Schweiger regarding their respective resignations as directors of the Company are attached hereto as Exhibits 17.1 and 17.2.

On April 18, 2008, the Board of Directors of the Company (the "Board"), upon the recommendation of the Board's Nominating Committee, unanimously voted to elect Mr. Ronald J. Izewski and Mr. Robert J. Schwartz as directors of the Company to fill the vacancies created by the resignations of Messrs. Blyskal and Schweiger on April 17, 2008. Messrs. Izewski and Schwartz will serve as directors of the Company until the 2008 Annual Meeting of Stockholders of the Company, or until their successors have been elected and qualified. The Board has determined that Messrs. Izewski and Schwartz meet the independence requirements of the American Stock Exchange. Mr. Izewski has been appointed Chairman of the Audit Committee of the Board. Mr. Schwartz has been appointed as a member of the Audit Committee and the Compensation Committee of the Board of Directors. Messrs. Izewski and Schwartz do not have any relationship with the Company that would require disclosure pursuant to the Item 404(a) of the Securities and Exchange Commission Regulation S-K. Messrs. Izewski and Schwartz are not related to any (i) director or executive officer of the Company, (ii) persons nominated or chosen by the Company to become directors or executive officers, (iii) beneficial owner of more than 5% of the Company's securities, or (iv) to any immediate family members of any such persons. Neither Mr. Izewski nor Mr. Schwartz has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party.

Ronald J. Izewski, age 51, currently serves as the Senior Vice President ("SVP") and Chief Financial Officer ("CFO") of Just Born, Inc., a privately owned confectionery manufacturer of jellybeans, marshmallows, and other candy products. Mr. Izewski joined Just Born in 1995 as Vice President of the Finance Division, assumed the role of CFO in 2002, and was promoted to SVP/CFO in 2007. From 1984 to 1995, Mr. Izewski held several financial leadership positions, including Vice President and General Manager of the Donruss Trading Cards Division at the Leaf Candy Company. From 1978 to 1984, Mr. Izewski was an Audit Supervisor in the Chicago, Illinois office of Coopers & Lybrand, a public accounting firm. Mr. Izewski holds a Bachelor's Degree in Accounting from Southern Illinois University and is a Certified Public Accountant. Mr. Izewski is active in the community and resides in Doylestown, Pennsylvania with his wife and three children.

Robert J. Schwartz, age 70, is the founder and President of Land Equity Inc., a real estate firm located in Lebanon, New Jersey. For over 30 years, Land Equity Inc. has specialized in commercial and industrial land sales. Mr. Schwartz began his career in real estate in 1967 and has established his company in key markets of Massachusetts, New Jersey, Pennsylvania, and Maryland. Mr. Schwartz holds a Bachelor of Science Degree in International Marketing from Fairleigh Dickinson University. Mr. Schwartz is active in the community and resides with his family in Finesville, New Jersey.

A copy of the press release announcing the resignation of Messrs. Blyskal and Schweiger as directors of the Company and the election of Messrs. Izewski and Schwartz as directors of the Company is attached hereto as Exhibit 99.1.

Other changes announced by the Company included the appointment of Mr. Samuel L. Torrence to serve as a member of the Nominating Committee of the Board. Mr. Torrence has been a member of the Board since 2007.

Item 9.01.    Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

  (c)  Exhibit No.     Description

        17.1           Letter of resignation from Mr. Robert J. Blyskal dated
                         April 17, 2008.
        17.2           Email correspondence from Mr. Anthony W. Schweiger dated
                         April 17, 2008.
        99.1           Press Release of Paragon Technologies, Inc. dated April
                         21, 2008.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PARAGON TECHNOLOGIES, INC.



Date:  April 22, 2008                             By:  /s/  Leonard S. Yurkovic
                                                      --------------------------
                                                            Leonard S. Yurkovic
                                                            Acting CEO

                                Index of Exhibits


(c)  Exhibit No.       Description

      17.1*            Letter of resignation from Mr. Robert J. Blyskal dated
                         April 17, 2008.
      17.2*            Email correspondence from Mr. Anthony W. Schweiger dated
                         April 17, 2008.
      99.1*            Press Release of Paragon Technologies, Inc. dated April
                         21, 2008.

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* Filed herewith